Exhibit No. 23(a)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fidelity Southern Corporation Equity Incentive Plan of our reports dated March 17, 2011, with respect to the consolidated financial statements of Fidelity Southern Corporation and the effectiveness of internal control over financial reporting of Fidelity Southern Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Atlanta, GA
June 16, 2011